UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Mindspeed Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization) 4000 MacArthur Boulevard Newport Beach, California (Address of principal executive offices)	01-0616769 (I.R.S. Employer Identification No.) 92660-3095 (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share
(Title of Class)

Preferred Share Purchase Rights
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

        The description of the Common Stock, par value $.01 per share, of Mindspeed Technologies, Inc. (the “Registrant”) and the associated preferred share purchase rights to be registered hereunder is set forth under the caption entitled “Description of Capital Stock” in the Registrant’s Registration Statement on Form 10, as amended (File No. 001-31650), which description is incorporated herein by reference.

Item 2. Exhibits.
1.	Restated Certificate of Incorporation of the Registrant, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3, as amended (Registration No. 333-106146), is incorporated herein by reference.

2.	Bylaws of the Registrant, filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3, as amended (Registration No. 333-106146), is incorporated herein by reference.

3.	Specimen certificate for the Registrant’s Common Stock, par value $.01 per share, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 10, as amended (File No. 1-31650), is incorporated herein by reference.

4.	Rights Agreement by and between the Registrant and Mellon Investor Services LLC, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed July 1, 2003, is incorporated herein by reference.

SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

MINDSPEED TECHNOLOGIES, INC. (Registrant)
By:	/s/ Simon Biddiscombe —————————————————— Simon Biddiscombe Senior Vice President, Chief Financial Officer and Treasurer

Date: December 9, 2003